Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2012 RESULTS

• Reported EPS (including discontinued operations) of $0.57

• Reported EPS from continuing operations of $0.37

➢ Adjusted EPS (non-GAAP) from continuing operations of $0.53

• Net sales declined approximately 1 percent to $1.49 billion

➢ Sales grew approximately 6 percent on organic basis

• Repurchased 7.7 million shares for $228 million in the first nine months of 2012

• Raised 2012 EPS guidance; free cash flow guidance unchanged

• Restructuring program on track to achieve more than $100 million in annualized savings by mid-2013

PASADENA, Calif., October 24, 2012 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited third quarter 2012 results.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations.

“In the third quarter, we delivered the strongest organic sales growth since first quarter 2011,” said Dean Scarborough, Avery Dennison chairman, president and CEO.  “Continued top line momentum in Pressure-sensitive Materials and a rebound in Retail Branding and Information Solutions’ core business, as well as accelerating adoption of RFID, drove better than expected earnings for the quarter.  As a result, we raised our guidance for full-year earnings per share.

“Our restructuring initiative is well under way, and we are on track to achieve more than $100 million in annualized savings by mid-2013,” Scarborough said.  “The leaner cost structure that will result will enhance our competitive position and strengthen our ability to increase returns.

“We continued to repurchase shares, meeting our commitment to return more cash to shareholders while maintaining a strong balance sheet,” Scarborough said.

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2012 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

Third Quarter 2012 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, acquisitions and divestitures.  Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•              Pressure-sensitive Materials segment sales increased approximately 7 percent.  Within the segment and compared to prior year, Label and Packaging Materials sales increased high single digits, and Graphics and Reflective Solutions sales increased mid-single digits.

•              Operating margin declined 30 basis points to 7.4 percent due to higher employee-related expenses, the impact of changes in product mix, and higher restructuring costs, partially offset by the benefit of higher volume and productivity initiatives.  Adjusted operating margin improved 40 basis points.

Retail Branding and Information Solutions (RBIS)

•              Sales increased approximately 7 percent compared to prior year driven by increased demand from U.S. and European retailers and brands, including accelerating RFID adoption.

•              Operating margin improved 210 basis points to 2.8 percent as the benefit of productivity initiatives, higher volume, and lower restructuring costs more than offset higher employee-related expenses and the impact of changes in product mix.  Adjusted operating margin improved 90 basis points.

Other specialty converting businesses

•                Sales decreased approximately 1 percent due to lower volume.

•           Operating margin improved 310 basis points to 1.9 percent driven by increased RFID profitability, partially offset by higher restructuring costs.  Adjusted operating margin improved 500 basis points.

Other

Share Repurchase

The company repurchased 2.9 million shares during the third quarter at an aggregate cost of $86 million.  In the first nine months of 2012, the company repurchased 7.7 million shares at an aggregate cost of $228 million.

Results of Discontinued Operations

As previously announced, the company and 3M Company have terminated the definitive agreement under which 3M would have purchased the company’s Office and Consumer Products (OCP) business.  The company is continuing to pursue a divestiture of OCP.

Earnings from OCP and certain costs associated with its anticipated divestiture are reported as income or loss from discontinued operations (net of tax) in the consolidated income statement.

Earnings per share from discontinued operations increased from $0.14 to $0.20. Adjusted earnings per share from discontinued operations increased from $0.18 to $0.20.

Income Taxes

The third quarter effective tax rate was 34.5 percent.  The year-to-date adjusted tax rate for the third quarter decreased from 35.0 to 33.5 percent, in line with expectations.

Cost Reduction Actions

In the first half of 2012, the company began a restructuring program expected to be completed by mid-2013 to reduce costs across all segments of the business.  The company currently anticipates more than $100 million in annualized savings from this program.  To implement these actions, the company estimates that it will incur restructuring costs and other items of approximately $55 million and $25 million in 2012 and 2013, respectively.

Outlook

In the company’s supplemental presentation materials, “Third Quarter 2012 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2012 financial results.  Based on the factors listed and other assumptions, the company raised its previous guidance of 2012 earnings per share from continuing operations to $1.65 to $1.70.  The company maintained its free cash flow guidance.  Excluding an estimated $0.35 per share for restructuring costs and other items, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $2.00 to $2.05.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and 30,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Pasadena, California, the company reported sales from continuing operations of $6 billion in 2011.  Learn more at www.averydennison.com.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the company’s products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2011 Form 10-K, filed on February 27, 2012 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

Third Quarter Financial Summary - Preliminary
(in millions, except per share amounts)
	3Q	3Q	% Change vs. P/Y
	2012	2011	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$982.9	$995.5	-1%	7%
Retail Branding and Information Solutions	374.2	360.7	4%	7%
Other specialty converting businesses	130.7	144.2	-9%	-1%
Total net sales	$1,487.8	$1,500.4	-1%	6%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	3Q	3Q	% Change	% of Sales		3Q	3Q	% Change	% of Sales
	2012	2011	Fav(Unf)	2012	2011	2012	2011	Fav(Unf)	2012	2011
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$73.2	$76.8		7.4%	7.7%	$85.8	$82.2		8.7%	8.3%
Retail Branding and Information Solutions	10.3	2.6		2.8%	0.7%	15.9	11.9		4.2%	3.3%
Other specialty converting businesses	2.5	(1.8)		1.9%	-1.2%	5.5	(1.1)		4.2%	-0.8%
Corporate expense	(9.8)	(13.8)				(9.1)	(11.1)
Total operating income before interest and taxes / operating margin	$76.2	$63.8	19%	5.1%	4.3%	$98.1	$81.9	20%	6.6%	5.5%

Interest expense	18.0	17.7				18.0	17.7

Income from operations before taxes	$58.2	$46.1	26%	3.9%	3.1%	$80.1	$64.2	25%	5.4%	4.3%

Provision for income taxes	$20.1	$10.7				$25.9	$31.7

Net income from continuing operations	$38.1	$35.4	8%	2.6%	2.4%	$54.2	$32.5	67%	3.6%	2.2%

Income from discontinued operations, net of tax	$20.2	$14.4	40%	1.4%	1.0%	$20.8	$19.0	9%	1.4%	1.3%

Net income	$58.3	$49.8	17%	3.9%	3.3%	$75.0	$51.5	46%	5.0%	3.4%

Net income per common share, assuming dilution:

Continuing operations	$0.37	$0.33	12%			$0.53	$0.30	77%

Discontinued operations	$0.20	$0.14	43%			$0.20	$0.18	11%

Total Company	$0.57	$0.47	21%			$0.73	$0.48	52%

						2012	2011
Estimated Free Cash Flow from Continuing Operations (c)						$111.0	n/a
Free Cash Flow (including discontinued operations) (c)						$125.9	$23.8

(a)           Percentage change in sales excluding the estimated impact of foreign currency translation, acquisitions and divestitures.

(b)           Excludes restructuring costs and other items (see accompanying schedules A-2 and A-5 for reconciliation to GAAP financial measures).

(c)           Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 29, 2012	Oct. 1, 2011	Sep. 29, 2012	Oct. 1, 2011

Net sales	$1,487.8	$1,500.4	$4,503.4	$4,571.7

Cost of products sold	1,095.8	1,133.5	3,324.0	3,408.9

Gross profit	392.0	366.9	1,179.4	1,162.8

Marketing, general & administrative expense	293.9	285.0	883.1	883.2

Interest expense	18.0	17.7	54.9	53.1

Other expense, net (1)	21.9	18.1	41.1	30.7

Income from continuing operations before taxes	58.2	46.1	200.3	195.8

Provision for income taxes	20.1	10.7	64.6	70.4

Income from continuing operations	38.1	35.4	135.7	125.4

Income from discontinued operations, net of tax	20.2	14.4	30.7	42.5

Net income	$58.3	$49.8	$166.4	$167.9

Per share amounts:

Net income per common share, assuming dilution

Continuing operations	$0.37	$0.33	$1.30	$1.17

Discontinued operations	0.20	0.14	0.30	0.40

Net income per common share, assuming dilution	$0.57	$0.47	$1.60	$1.57

Average common shares outstanding, assuming dilution	102.2	106.6	104.2	106.7

(1)                                 “Other expense, net” for the third quarter of 2012 includes severance and related costs of $17.6, asset impairment charges of $1.5, costs associated with exiting product lines of $2.1, and certain transaction costs of $.7.

“Other expense, net” for the third quarter of 2011 includes severance and related costs of $14.7, asset impairment and lease cancellation charges of $.3, certain transaction costs of $2.7, and legal settlement of $.4.

“Other expense, net” 2012 YTD includes severance and related costs of $33.2, asset impairment and lease cancellation charges of $3.7, certain transaction costs of $2.7, and costs associated with exiting product lines of $2.1, partially offset by gain on sale of product line of $.6.

“Other expense, net” 2011 YTD includes severance and related costs of $24.6, asset impairment and lease cancellation charges of $3.6, and certain transaction costs of $3.7, partially offset by legal settlement of $1.2.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the company’s presentation of its financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, the company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the company’s performance and operating trends, as well as liquidity.

The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period.  By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, acquisitions and divestitures;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain discrete events;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended

	Sep. 29, 2012	Oct. 1, 2011	Sep. 29, 2012	Oct. 1, 2011

Reconciliation of Operating Margins:

Net sales	$1,487.8	$1,500.4	$4,503.4	$4,571.7

Income from continuing operations before taxes	$58.2	$46.1	$200.3	$195.8
Income from continuing operations before taxes as a percentage of sales	3.9%	3.1%	4.4%	4.3%

Adjustment:
Interest expense	$18.0	$17.7	$54.9	$53.1

Operating income from continuing operations before interest expense and taxes	$76.2	$63.8	$255.2	$248.9

Operating Margins	5.1%	4.3%	5.7%	5.4%

Income from continuing operations before taxes	$58.2	$46.1	$200.3	$195.8

Adjustments:
Restructuring costs:
Severance and related costs	17.6	14.7	33.2	24.6
Asset impairment and lease cancellation charges	1.5	0.3	3.7	3.6
Other items (1)	2.8	3.1	4.2	2.5
Interest expense	18.0	17.7	54.9	53.1
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$98.1	$81.9	$296.3	$279.6

Adjusted Operating Margins (non-GAAP)	6.6%	5.5%	6.6%	6.1%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:

As reported net income from continuing operations	$38.1	$35.4	$135.7	$125.4
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	16.1	(2.9)	24.8	21.8

Adjusted Non-GAAP Net Income from Continuing Operations	$54.2	$32.5	$160.5	$147.2

Reconciliation of GAAP to Non-GAAP Net Income from Discontinued Operations:

As reported net income from discontinued operations	$20.2	$14.4	$30.7	$42.5
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	0.6	4.6	10.7	(0.5)

Adjusted Non-GAAP Net Income from Discontinued Operations	$20.8	$19.0	$41.4	$42.0

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$58.3	$49.8	$166.4	$167.9
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	16.7	1.7	35.5	21.3

Adjusted Non-GAAP Net Income	$75.0	$51.5	$201.9	$189.2

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 29, 2012	Oct. 1, 2011	Sep. 29, 2012	Oct. 1, 2011

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:
As reported net income per common share from continuing operations, assuming dilution	$0.37	$0.33	$1.30	$1.17
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.16	(0.03)	0.24	0.21

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.53	$0.30	$1.54	$1.38

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Discontinued Operations:
As reported net income per common share from discontinued operations, assuming dilution	$0.20	$0.14	$0.30	$0.40
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	---	0.04	0.10	(0.01)

Adjusted Non-GAAP Net Income per Common Share from Discontinued Operations, assuming dilution	$0.20	$0.18	$0.40	$0.39

Reconciliation of GAAP to Non-GAAP Net Income per Common Share:

As reported net income per common share, assuming dilution	$0.57	$0.47	$1.60	$1.57
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.16	0.01	0.34	0.20
Adjusted Non-GAAP Net Income per Common Share, assuming dilution	$0.73	$0.48	$1.94	$1.77

Average common shares outstanding, assuming dilution	102.2	106.6	104.2	106.7

(1)                Includes certain transaction costs, costs associated with exiting product lines, legal settlement, and gain on sale of product line.

(2)                Reflects tax-effected restructuring costs and other items. The negative tax rate for discontinued operations in 2011 YTD reflects required intra-period allocations that offset in the full year 2011.

	(UNAUDITED)

	Nine Months Ended

	Sep. 29, 2012	Oct. 1, 2011

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$214.1	$120.0
Purchases of property, plant and equipment, net	(56.9)	(76.1)
Purchases of software and other deferred charges	(35.9)	(19.1)
Proceeds from sales (purchases) of investments, net	4.6	(1.0)

Free Cash Flow	$125.9	$23.8

Estimated free cash flow from continuing operations	$111.0
Estimated free cash flow from discontinued operations	14.9
Free Cash Flow	$125.9

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Third Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012 (1)	2011 (2)	2012	2011

Pressure-sensitive Materials	$982.9	$995.5	$73.2	$76.8	7.4%	7.7%
Retail Branding and Information Solutions	374.2	360.7	10.3	2.6	2.8%	0.7%
Other specialty converting businesses	130.7	144.2	2.5	(1.8)	1.9%	(1.2%)
Corporate Expense	N/A	N/A	(9.8)	(13.8)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,487.8	$1,500.4	$76.2	$63.8	5.1%	4.3%

(1) Operating income for the third quarter of 2012 includes severance and related costs of $17.6, asset impairment charges of $1.5, costs associated with exiting product lines of $2.1, and certain transaction costs of $.7. Of the total $21.9, the Pressure-sensitive Materials segment recorded $12.6, the Retail Branding and Information Solutions segment recorded $5.6, the other specialty converting businesses recorded $3, and Corporate recorded $.7.

(2) Operating income for the third quarter of 2011 includes severance and related costs of $14.7, asset impairment and lease cancellation charges of $.3, certain transaction costs of $2.7, and legal settlement of $.4. Of the total $18.1, the Pressure-sensitive Materials segment recorded $5.4, the Retail Branding and Information Solutions segment recorded $9.3, the other specialty converting businesses recorded $.7, and Corporate recorded $2.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012	2011
Pressure-sensitive Materials
Operating income and margins, as reported	$73.2	$76.8	7.4%	7.7%
Adjustments:
Restructuring costs:
Severance and related costs	12.1	4.7	1.2%	0.5%
Asset impairment and lease cancellation charges	0.5	0.3	0.1%	---
Legal settlement	---	0.4	---	0.1%
Adjusted operating income and margins (non-GAAP)	$85.8	$82.2	8.7%	8.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$10.3	$2.6	2.8%	0.7%
Adjustments:
Restructuring costs:
Severance and related costs	4.6	9.4	1.2%	2.6%
Asset impairment and lease cancellation charges	1.0	(0.1)	0.2%	---
Adjusted operating income and margins (non-GAAP)	$15.9	$11.9	4.2%	3.3%

Other specialty converting businesses
Operating income (loss) and margins, as reported	$2.5	$(1.8)	1.9%	(1.2%)
Adjustments:
Restructuring costs:
Severance and related costs	0.9	0.6	0.7%	0.4%
Asset impairment charges	---	0.1	---	---
Costs associated with exiting product lines	2.1	---	1.6%	---
Adjusted operating income (loss) and margins (non-GAAP)	$5.5	$(1.1)	4.2%	(0.8%)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Nine Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012 (1)	2011 (2)	2012	2011

Pressure-sensitive Materials	$2,982.3	$3,011.1	$245.0	$246.7	8.2%	8.2%
Retail Branding and Information Solutions	1,120.1	1,132.4	36.2	39.9	3.2%	3.5%
Other specialty converting businesses	401.0	428.2	6.3	(0.4)	1.6%	(0.1%)
Corporate Expense	N/A	N/A	(32.3)	(37.3)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$4,503.4	$4,571.7	$255.2	$248.9	5.7%	5.4%

(1) Operating income for 2012 includes severance and related costs of $33.2, asset impairment and lease cancellation charges of $3.7, certain transaction costs of $2.7, and costs associated with exiting product lines of $2.1, partially offset by gain on sale of product line of $.6. Of the total $41.1, the Pressure-sensitive Materials segment recorded $21.8, the Retail Branding and Information Solutions segment recorded $10.1, the other specialty converting businesses recorded $6.5, and Corporate recorded $2.7.

(2) Operating income for 2011 includes severance and related costs of $24.6, asset impairment and lease cancellation charges of $3.6, and certain transaction costs of $3.7, partially offset by legal settlement of $1.2. Of the total $30.7, the Pressure-sensitive Materials segment recorded $13.1, the Retail Branding and Information Solutions segment recorded $12, the other specialty converting businesses recorded $1.9, and Corporate recorded $3.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012	2011
Pressure-sensitive Materials
Operating income and margins, as reported	$245.0	$246.7	8.2%	8.2%
Adjustments:
Restructuring costs:
Severance and related costs	20.7	10.9	0.7%	0.4%
Asset impairment and lease cancellation charges	1.7	1.8	---	---
Gain on sale of product line	(0.6)	---	---	---
Legal settlement	---	0.4	---	---
Adjusted operating income and margins (non-GAAP)	$266.8	$259.8	8.9%	8.6%

Retail Branding and Information Solutions
Operating income and margins, as reported	$36.2	$39.9	3.2%	3.5%
Adjustments:
Restructuring costs:
Severance and related costs	9.0	12.2	0.8%	1.1%
Asset impairment and lease cancellation charges	1.1	1.4	0.1%	0.1%
Legal settlement	---	(1.6)	---	(0.1%)
Adjusted operating income and margins (non-GAAP)	$46.3	$51.9	4.1%	4.6%

Other specialty converting businesses
Operating income (loss) and margins, as reported	$6.3	$(0.4)	1.6%	(0.1%)
Adjustments:
Restructuring costs:
Severance and related costs	3.5	1.5	0.9%	0.4%
Asset impairment charges	0.9	0.4	0.2%	0.1%
Costs associated with exiting product lines	2.1	---	0.5%	---
Adjusted operating income and margins (non-GAAP)	$12.8	$1.5	3.2%	0.4%

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Sep. 29, 2012	Oct. 1, 2011

Current assets:
Cash and cash equivalents	$190.7	$119.7
Trade accounts receivable, net	1,001.5	1,074.5
Inventories, net	532.7	571.2
Assets held for sale	475.0	---
Other current assets	249.1	271.5

Total current assets	2,449.0	2,036.9

Property, plant and equipment, net	1,007.4	1,177.3
Goodwill	761.8	933.5
Other intangibles resulting from business acquisitions, net	139.3	203.6
Non-current deferred income taxes	298.6	252.4
Other assets	446.3	456.8

	$5,102.4	$5,060.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$674.4	$433.2
Accounts payable	777.0	719.9
Liabilities held for sale	147.0	---
Other current liabilities	555.6	589.1

Total current liabilities	2,154.0	1,742.2

Long-term debt	702.7	954.5
Other long-term liabilities	660.2	614.7
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	794.5	769.9
Retained earnings	1,890.0	1,815.8
Accumulated other comprehensive loss	(240.2)	(164.0)
Treasury stock at cost	(982.9)	(796.7)

Total shareholders’ equity	1,585.5	1,749.1

	$5,102.4	$5,060.5

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AVERY DENNISON	A-7
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Nine Months Ended
	Sep. 29, 2012	Oct. 1, 2011

Operating Activities:
Net income	$166.4	$167.9

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	111.2	126.8
Amortization	52.9	57.9
Provision for doubtful accounts	16.7	12.7
Asset impairment and net loss on sale and disposal of assets	7.6	9.4
Stock-based compensation	30.7	29.9
Other non-cash expense and loss	32.3	33.2
Other non-cash income and gain	---	(1.9)
Changes in assets and liabilities and other adjustments	(203.7)	(315.9)

Net cash provided by operating activities	214.1	120.0

Investing Activities:
Purchases of property, plant and equipment, net	(56.9)	(76.1)
Purchases of software and other deferred charges	(35.9)	(19.1)
Proceeds from sale of product line	0.8	---
Proceeds from sales (purchases) of investments, net	4.6	(1.0)
Other	---	5.0

Net cash used in investing activities	(87.4)	(91.2)

Financing Activities:
Net increase in borrowings (maturities of 90 days or less)	195.4	57.1
Payments of debt (maturities longer than 90 days)	(1.4)	(1.3)
Dividends paid	(83.5)	(80.0)
Share repurchases	(228.2)	(13.5)
Proceeds from exercise of stock options, net	5.6	3.9
Other	(2.3)	(5.7)

Net cash used in financing activities	(114.4)	(39.5)

Effect of foreign currency translation on cash balances	0.4	2.9

Increase (decrease) in cash and cash equivalents	12.7	(7.8)
Cash and cash equivalents, beginning of year	178.0	127.5

Cash and cash equivalents, end of period	$190.7	$119.7

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